Exhibit 99.1

NeoGenomics Completes Inivata Acquisition - Combining Best-In-Class Liquid Biopsy Technology with Leading Community Oncology Platform

–Acquisition establishes NeoGenomics as a technology leader in the minimal residual disease (MRD) testing market

Ft. Myers, Florida – June 18, 2021 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services and global oncology contract research services, announced today that it has completed its acquisition of Inivata Ltd, a global, commercial stage liquid biopsy platform company headquartered in Cambridge, England.
“Inivata has been a strategically important partner for us over the last year and we are excited today to officially welcome the company’s world class team of professionals and liquid biopsy capabilities to NeoGenomics,” said Mark Mallon, Chief Executive Officer of NeoGenomics. “We are particularly enthusiastic about Inivata’s highly sensitive RaDaR assay, targeting the emerging and significant opportunity for minimal residual disease testing. We plan on leveraging our established oncology diagnostics leadership position, human capital, strong pharma and clinical market relationships, and robust balance sheet to accelerate the development of this assay. The addition of Inivata bolsters our leading market position today and further establishes us as a leader in the rapidly evolving liquid biopsy testing space.”
Inivata will become a liquid biopsy focused division alongside NeoGenomics’ growing clinical, pharma and informatics divisions. Inivata Chief Executive Officer, Dr. Clive Morris, will become the President of Inivata and will report to Mark Mallon.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services, providing one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company's Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.
NeoGenomics is committed to connecting patients with life altering therapies and trials. We believe that, together, with our partners, we can help patients with cancer today and the next person diagnosed tomorrow. In carrying out these commitments, NeoGenomics adheres to all relevant data protection laws, provides transparency and choice to patients regarding the handling and use of their data through our Notice of Privacy Practices, and has invested in leading technologies to ensure the data we maintain is secured at all times.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo, Carlsbad and San Diego, California; Research Triangle Park, North Carolina; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and CAP accredited laboratories in Cambridge, United Kingdom; Rolle, Switzerland; and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia.

Forward Looking Statements
Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company's ability to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions, including the Inivata acquisition, and otherwise implement its business plan, as well as additional factors discussed under the heading "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K filed with the SEC on February 25, 2021. As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC. In addition, it is the Company's practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.
Forward-looking statements represent the Company's estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:
NeoGenomics, Inc.

Doug Brown
Chief Strategy and Corporate Development Officer
T: 239.768.0600 x2539
M: 704.236.2064
doug.brown@neogenomics.com

Charlie Eidson
Manager of Investor Relations and Manager of Strategy and Corporate Development
T: 239.768.0600 x2726
M: 952.221.8816
charlie.eidson@neogenomics.com

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